As filed with the Securities and Exchange Commission on December 12, 2018

Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GEOPARK LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Nuestra Señora de los Ángeles 179 Las Condes, Santiago, Chile (Address of Principal Executive Offices)	Not Applicable (Zip Code)

GeoPark Group Stock Awards Plan
(Full Title of the Plan)
CT Corporation System 111 Eighth Avenue New York, NY 10011 (Name and Address of Agent for Service) (212) 894-8940 (Telephone Number, Including Area Code, of Agent for Service)

Copies to: Maurice Blanco, Esq. Yasin Keshvargar, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Phone: (212) 450-4000 Fax: (212) 701-5800

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Shares, par value $0.001 per share, reserved for issuance pursuant to share awards under the GeoPark Group Stock Awards Plan	4,313,645	$14.48	$62,440,011.38	$7,567.73

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) common shares, par value $0.001 per share (“Common Shares”), of GeoPark Limited (the “Registrant”), issuable pursuant to the GeoPark Group Stock Awards Plan; and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that become issuable under the Plan by reason of any share dividend, share split or other similar transaction.

(2)	Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported for the Common Shares on the New York Stock Exchange on December 10, 2018.

(3)	Rounded up to the nearest penny.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 4,313,645 Common Shares under the GeoPark Group Stock Awards Plan. Pursuant to General Instruction E, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on December 17, 2014 (Registration No. 333-201016).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 (File No. 333-191068) filed with the SEC on September 9, 2013)

4.2	Memorandum of Association (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (File No. 333-191068) filed with the SEC on September 9, 2013)

4.3	Form of amended and restated bye-laws (incorporated herein by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-1 (File No. 333-191068) filed with the SEC on September 9, 2013)

5.1	Opinion of Cox Hallett Wilkinson Limited, Bermuda counsel to the Registrant (filed herewith)

23.1	Consent of Price Waterhouse & Co. S.R.L (filed herewith)

23.2	Consent of Cox Hallett Wilkinson Limited, Bermuda counsel to the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

99.1	Rules of the GeoPark Group Stock Awards Plan (incorporated herein by reference to Exhibit 99.1 to the Form S-8, Exchange Act File No. 333-201016)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina, on this 12th day of December, 2018.

GeoPark Limited

By:	/s/ James F. Park
	Name:	James F. Park
	Title:	Chief Executive Officer and Deputy Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James F. Park and Gerald E. O'Shaughnessy, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of December, 2018.

Signature	Title
/s/ James F. Park	Chief Executive Officer, Deputy Chairman and Director (Principal Executive Officer)
James F. Park

/s/ Andrés Ocampo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Andrés Ocampo

/s/ Gerald E. O’Shaughnessy	Chairman and Director
Gerald E. O’Shaughnessy

/s/ Carlos A. Gulisano	Director
Carlos A. Gulisano

/s/ Juan Cristóbal Pavez	Director
Juan Cristóbal Pavez

Director
Robert Bedingfield

/s/ Pedro E. Aylwin	Director
Pedro E. Aylwin

Director
Jamie B. Coulter

Director
Constantine Papadimitrou

/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi